Exhibit 99.1
LCA-Vision Inc. (Nasdaq: LCAV), a leading provider of laser vision correction services under the LasikPlus brand, today announced that its Board of Directors has elected E. Anthony Woods to serve as Chairman of the Board. Mr. Woods, who has served as an independent director on LCA-Vision’s Board since 2004, has extensive executive and consultative experience in the health care industry. He currently serves as the Chairman of Deaconess Associations, Inc., a Cincinnati-based, diversified health care holding company that operates 15 for-profit and not-for-profit health care companies. He served as the President and Chief Executive Officer of Deaconess for over 15 years prior to assuming the position of Chairman in 2003. Mr. Woods also serves on the boards of Summit Diagnostics Imaging, LLC, and Cincinnati Financial Corporation, an S&P 500 company. LCA-Vision/LasikPlus is grateful to Stephen Joffe for his years of service and dedication that has created one of the fastest-growing and most profitable laser vision correction company in the United States.
Commenting on the strength of the current business conditions and expected future results of the company, Craig Joffe, LCA-Vision’s Interim Chief Executive Officer and Chief Operating Officer said, “The LCA Vision/LasikPlus business remains robust, and we are committed to the operational and financial guidance we provided February 22, 2006. We are confident that we will have strong financial and operational performance again this year.”
Craig Joffe added, “We are pleased to have Tony Woods serve as our Chairman. His vast experience in the health care industry, combined with his strategic skills and proven leadership abilities are all qualities that bring an important external dimension to this position. I look forward to working with Tony as we continue to pursue long-term growth by expanding our market share in both existing and new markets.”
The Board also announced that the Nominating and Governance Committee is interviewing executive search firms as part of its search for a permanent Chief Executive Officer. The committee expects to select and disclose the identity of the search firm by mid-April. The Committee will work with the selected firm to complete the search in an expeditious manner. Craig Joffe is among the internal candidates being considered for permanent appointment to Chief Executive Officer.
This filing contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties. Forward-looking statements in this release, including statements regarding our belief that revenues and earnings will exhibit healthy year-over-year growth for fiscal 2006, among others, are based on information available to us as of the date hereof. Actual results could differ materially from those stated or implied in such forward-looking statements due to risks and uncertainties associated with our business, including, without limitation, those concerning global and local economic, political and sociological conditions; market acceptance of our services; the successful execution of marketing strategies; competition in the laser vision correction industry; an inability to attract new patients; the possibility of long-term side effects and adverse publicity regarding laser vision correction; adverse financial consequences in connection with the expensing of stock options or other equity-based compensation; operational and management instability; regulatory action against us or others in the laser vision correction industry; and the relatively high fixed cost structure of our business. For a further discussion of the factors that may cause actual results to differ materially from current expectations, please review our filings with the Securities and Exchange Commission, including but not limited to our Forms 10-K and 10-Q. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, we assume no obligation to update the information included in this news release, whether as a result of new information, future events, or circumstances, or otherwise.